Exhibit 99.1
Fourth Quarter Investor Relations Update
January 12, 2023
General Overview

●	Capacity: During the fourth quarter, the Company flew 66.0 billion total available seat miles, down 6.1% versus the fourth quarter of 2019, near the mid-point of its prior guidance of down 5% to 7%.

●	Revenue: The Company expects its fourth quarter total revenue to be up 16% to 17% versus the fourth quarter of 2019, which is higher than its prior guidance of up 11% to 13%.

●	TRASM: Fourth quarter total revenue per available seat mile (TRASM) is expected to be up approximately 24% versus the fourth quarter of 2019, higher than its previous guidance of up 18% to 20%.

●	CASM-ex1: The Company expects fourth quarter CASM-ex to be up approximately 10%, compared to its previous guidance of up between 8% and 10%.

●
Taxes: The Company expects to recognize a provision for income taxes at an effective tax rate of approximately 22% in the fourth quarter, which will be substantially non-cash. See “Net Special Items” and “GAAP to Non-GAAP Reconciliation” below.

●	Net special items: The Company expects to report net special items of approximately $24 million in the fourth quarter, after the effect of taxes[2].

●	Adjusted operating margin[3]: The Company expects to report an adjusted operating margin of between 10.25% to 10.5% in the fourth quarter, higher than its previous guidance of 5.5% to 7.5%.

●	Adjusted EPS[3]: The Company expects to report fourth quarter adjusted earnings per diluted share of between $1.12 and $1.17, compared to its prior guidance of between $0.50 and $0.70.

●
Liquidity: The Company expects to end the fourth quarter with approximately $12 billion in total available liquidity, comprised of cash and short-term investments plus undrawn capacity under revolving and other credit facilities.

●
Debt Reduction: The Company has achieved more than half of its goal to reduce total debt by $15 billion by the end of 2025, with total debt down more than $7.5 billion in the first 18 months of the program.

These results and those reflected in the attached reconciliation tables are preliminary and final results for the fourth quarter may change. These preliminary results are based upon the Company’s current estimates and are subject to completion of the Company’s financial closing procedures.

1 CASM-ex is cost per available seat mile (CASM) excluding fuel and net special items and is a non-GAAP measure presented to provide comparability with prior guidance. For a reconciliation of CASM-ex to CASM, the most comparable GAAP measure, please see the GAAP to non-GAAP reconciliation at the end of this document.
2 Includes a net tax effect of ~$22 million.
3 Adjusted operating margin and adjusted earnings per diluted share exclude net special items and are non-GAAP measures presented to provide period-to-period comparisons. For a reconciliation of adjusted operating margin and adjusted earnings per diluted share to their most comparable GAAP measures, please see the GAAP to non-GAAP reconciliation at the end of this document.

Fourth Quarter Investor Relations Update
Financial Update - January 12, 2023

4Q 2022[1]
	Previous Guidance 10/20/2022	Current Guidance 1/12/2023

Available seat miles (ASMs) (bil)	~ -5.0% to -7.0% (vs. 4Q19)	~ -6.1% (vs. 4Q19) ~ 66.0 bil ASMs

Total revenue	~ +11.0% to +13.0% (vs. 4Q19)	~ +16.0% to +17.0% (vs. 4Q19)

TRASM	~ +18.0% to +20.0% (vs. 4Q19)	~ +24.0% (vs. 4Q19)

CASM excluding fuel and net special items	~ +8.0% to +10.0% (vs. 4Q19)	~ +10.0% (vs. 4Q19)

Average fuel price (incl. taxes) ($/gal)	~ $3.51 to $3.56	~ $3.47 to $3.52
Fuel gallons consumed (mil)	~ 990	~ 979

Other nonoperating expense excluding net special items ($ mil)	~ $335	~ $330

Adjusted operating margin	~ 5.5% to 7.5%	~ 10.25% to 10.5%

Adjusted earnings per diluted share	$0.50 to $0.70	$1.12 to $1.17

4Q 2022 Shares Forecast
Shares (mil)[2]
Earnings Level ($ mil)	Basic | Diluted	Addback ($ mil)[3]
Earnings above $118	650.9 | 716.1	$11
Earnings up to $118	650.9 | 654.3	—
Net Loss	650.9 | 650.9	—

Notes:

1.	Includes guidance on certain non-GAAP measures, which exclude, among other things, net special items. Please see the GAAP to non-GAAP reconciliation at the end of this document. Numbers may not recalculate due to rounding.
2.	Shares outstanding are based upon several estimates and assumptions, including average per share stock price and stock award activity and assumes no additional shares issued through the Company’s existing at the market share issuance authorization or otherwise. The number of shares in actual calculations of earnings per share will likely be different from those set forth above.
3.	Interest addback for earnings per share calculation for 6.5% convertible notes, net of estimated profit sharing, short-term incentive and tax effects.

GAAP to Non-GAAP Reconciliation
January 12, 2023
The Company sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis.
The tables below present the reconciliations of the following GAAP measures to their non-GAAP measures:
-Operating income (GAAP measure) to operating income excluding net special items (non-GAAP measure)
-Operating margin (GAAP measure) to operating margin excluding net special items (non-GAAP measure)
-Net income (GAAP measure) to net income excluding net special items (non-GAAP measure)
-Earnings per diluted share (GAAP measure) to earnings per diluted share excluding net special items (non-GAAP measure)
Management uses these non-GAAP financial measures to evaluate the Company's current operating performance and to allow for period-to-period comparisons. As net special items may vary from period-to-period in nature and amount, the adjustment to exclude net special items allows management an additional tool to understand the Company’s core operating performance. Additionally, the tables below present the reconciliations of total operating costs (GAAP measure) to total operating costs excluding net special items and fuel (non-GAAP measure) and total operating costs per ASM (CASM) to CASM excluding net special items and fuel. Management uses total operating costs excluding net special items and fuel and CASM excluding net special items and fuel to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. The adjustment to exclude fuel and net special items allows management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance.

GAAP to Non-GAAP Reconciliation of Operating Income, Net Income and Earnings Per Diluted Share
($ mil, except share and per share data)
	4Q22 Guidance
	Low	High
Total revenue	$13,123	$13,236
Total revenue % H/(L) vs. 2019	16.0%	17.0%

Operating income	$1,339	$1,384
Operating margin	10.2%	10.5%
Operating net special items	6	6
Operating income excluding net special items	$1,345	$1,390
Operating margin excluding net special items	10.25%	10.5%

Net income	$768	$803
Net special items	24	24
Net income excluding net special items	$792	$827

Interest addback	$11	$11

Diluted shares outstanding for computing earnings per share (mil)	716.1	716.1
Diluted shares outstanding for computing earnings per share excluding net special items (mil)	716.1	716.1

Earnings per diluted share	$1.09	$1.14
Earnings per diluted share excluding net special items	$1.12	$1.17

Note: Amounts may not recalculate due to rounding.

GAAP to Non-GAAP Reconciliation
January 12, 2023

GAAP to Non-GAAP Reconciliation of Total Operating Costs and CASM
($ mil except ASM and CASM data)

	4Q22 Range
	Low	High
Total operating expenses	$11,818	$11,867
Less fuel expense	3,397	3,446
Less operating net special items	6	6
Total operating expense excluding fuel and net special items (Non-GAAP)	$8,414	$8,414

Total CASM (cts)	17.91	17.98

Total CASM excluding fuel and net special items (cts) (Non-GAAP)	12.75	12.75
Percentage change compared to 4Q 2019 (%)	10.0%	10.0%

Total ASMs (bil)	66.0	66.0

Other non-operating expense	$370	$370
Less non-operating net special items	40	40
Other non-operating expense excluding net special items (Non-GAAP)	$330	$330
Note: Amounts may not recalculate due to rounding.

January 12, 2023
Cautionary Statement Regarding Forward-Looking Statements
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act, the Exchange Act and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, the continuing availability of borrowings under revolving lines of credit, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.